Exhibit 10.13

ALPHA SERVICE COMPANIES RABBI TRUST AGREEMENT

THIS TRUST AGREEMENT is made by and between ALPHA NATURAL RESOURCES, INC., a Delaware corporation (the “Company”), and T. ROWE PRICE TRUST COMPANY, a Maryland limited purpose trust company (the “Trustee”).

W I T N E S S E T H    T H A T:

WHEREAS, the Company previously established THE ALPHA NATURAL RESOURCES, INC. AND SUBSIDIARIES DEFERRED COMPENSATION PLAN (the “Plan”) effective December 31, 2004 to provide deferred compensation benefits to a select group of management or highly compensated employees of the Company and its subsidiaries that have adopted the Plan;

WHEREAS, the Plan was most recently amended and restated in its entirety effective January 1, 2011;

WHEREAS, the Company desires to establish this Trust to provide a source of funds to pay the following benefits, but only to the extent such benefits accrued or accrue under the Plan at a time when the participants in the Plan were or are employed by the participating companies identified in Appendix A to this Agreement (the “Participating Companies”): (i) the benefits that had accrued, but were not paid, under the Plan as of December 31, 2010, and the deemed earnings on such accrued benefits; and (ii) the benefits that accrue under the Plan on or after January 1, 2011 and the deemed earnings on such accrued benefits;

WHEREAS, the Participating Companies have incurred or expect to incur liability under the terms of the Plan with respect to the participants of the Plan and their beneficiaries (collectively referred to as “Trust Beneficiaries”);

WHEREAS, it is the intention of the Participating Companies to make contributions to the Trust to provide a source of funds to meet some or all of the Participating Companies’ liabilities under the Plan;

NOW THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Trustee declare and agree as follows:

SECTION 1. ESTABLISHMENT OF THE TRUST.

1.1 The Company hereby establishes with the Trustee a trust to hold and accept such sums of money and other property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee (the “Trust”). All such money and other property, all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon, less all payments and charges as authorized herein, are hereinafter referred to as the (“Trust Fund”). The Trust Fund shall be held, administered and disposed of by the Trustee in accordance with the provisions of this Trust Agreement.

1.2 It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company represents that this Trust is not intended to be and is not subject to Part 4 of Title I of ERISA.

1.3 This Trust is intended to be a grantor trust, of which the Participating Companies are the grantors, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly. The parties acknowledge that the Trustee shall hold all assets of all Participating Companies on a commingled basis and the Trustee shall have no ability to identify assets contributed by any particular Participating Company.

1.4 The Trust Fund shall be held separate and apart from other funds of the Participating Companies and shall be used exclusively for the uses and purposes of Trust Beneficiaries and general creditors as herein set forth. Trust Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust Fund. Any rights credited under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Trust Beneficiaries against each applicable Participating Company. All assets held within the Trust Fund shall be subject to the claims of the Participating Companies’ general creditors under federal and state law in the event that a Participating Company is Insolvent, as defined in Section 8.1 hereof. Any assets held within the Trust Fund shall not be subject to the claims of any other person’s general creditors, including without limitation, any other affiliates of the Company that may participate in the Plan, but do not hold assets through this Trust.

SECTION 2. ACCEPTANCE BY THE TRUSTEE.

The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.

SECTION 3. LIMITATION ON USE OF FUNDS.

The Trust established hereby shall be irrevocable and each Participating Company shall have no right or power to direct the Trustee to return to each Participating Company or to divert to others any assets of the Trust Fund before all payment of benefits have been made to Trust Beneficiaries pursuant to the terms of the Plan; provided, however, that (i) nothing in this Section 3 shall be deemed to limit or otherwise prevent the payment from the Trust Fund of expenses and other charges as provided in Sections 5.1(e), 9.1, 9.2 and 10.4 of this Trust Agreement or the application of the Trust Fund as provided in Section 13 of this Trust Agreement and (ii) the Trust Fund shall at all times be subject to the claims of the general creditors of the Participating Companies as set forth in Section 8 of this Trust Agreement. The Trustee shall have no duty to determine whether all benefit payments have been made to Trust Beneficiaries and may rely on the Company’s notification regarding such payment.

SECTION 4. DUTIES AND POWERS OF THE TRUSTEE WITH RESPECT TO INVESTMENTS.

4.1 The Trustee shall invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, solely as directed by the Company, in publicly traded common and preferred stocks, publicly traded bonds and other evidences of indebtedness, governmental obligations, savings and time deposits, certificates of deposit, cash, guaranteed investment contracts, bank investment contracts, synthetic investment contracts, individual or group annuity contracts, regulated investment companies registered under the Investment Company Act of 1940 (including any investment company which has an investment management or other agreement with an affiliate of the Trustee). The Company’s investment direction to the Trustee may represent the aggregate of deemed investment elections of Trust Beneficiaries with respect to amounts allocated to each Trust Beneficiary’s account under the Plan. The Trustee shall have no duty to question any action or direction of the Company or any failure to give directions, or to make any suggestion to the Company as to the investment or reinvestment of, or the disposition of, such assets.

4.2 Notwithstanding any provisions of this Trust Agreement to the contrary, the Company shall not direct the Trustee to invest any portion of the Trust Fund in any security or other obligation issued by the Company or any of its affiliates, other than a de minimis amount held in a common investment vehicle in which the Trustee invests.

4.3 During the term of this Trust, all income received in the Trust Fund, net of expenses and taxes, shall be accumulated and reinvested.

4.4 In the event that insurance policies or contracts or investment contracts (including structured or synthetic investment contracts) issued by a bank, insurance company or other financial or similar institution are held in the Trust Fund at the direction of an investment manager, as such term is defined in Section 3(38) of ERISA, or the Company (“Contracts”), the Trustee shall not be liable for the refusal or inability of any insurance company, bank or other financial institution to issue, change, pay proceeds or make payments due under any Contract; for the form, terms, genuineness, validity or sufficiency of any Contract; or for any delay in payment or proceeds due under any Contract. The Trustee shall not be responsible for the valuation of any Contract and the Trustee shall be entitled to conclusively rely upon such valuation provided by the issuer of the Contract for all purposes under this Trust Agreement. The Company and/or the investment manager, as the case may be, shall be responsible, and the Trustee shall not be responsible, for evaluating or monitoring the financial condition or status of any financial institution or insurance company issuing any such Contract which the Company or an investment manager directs the Trustee to hold or to purchase with assets of the Trust Fund.

SECTION 5. ADDITIONAL POWERS AND DUTIES OF THE TRUSTEE.

5.1 The Trustee shall have the following powers and authority as necessary to effectuate the instructions and directions of the Company with respect to property constituting a part of the Trust Fund:

(a) To receive and hold all contributions paid to it by each Participating Company; provided, however, that the Trustee shall have no duty to require any contributions to be made, or to determine that any of the contributions received comply with the conditions and limitations of the Plan.

(b) At the direction of the Company, to sell, exchange or transfer any such property.

(c) To transmit to the Company all notices of conversion, redemption, tender, exchange, subscription, class action, claim in insolvency proceedings or other rights or powers relating to any property in the Trust Fund, to the extent that any such notices are received by the Trustee from its agents or custodian, from issuers of securities and from the party (or its agents) extending such rights.

(d) At the direction of the Company, to exercise any right, including the right to vote or tender, appurtenant to any securities held in the Trust Fund; exercise conversion privileges, subscription rights and other options; and participate in or dissent from any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property.

(e) To engage any legal counsel, including counsel to the Company or any of its affiliates or counsel to the Trustee, or any other suitable agents, to consult with such counsel or agents with respect to the construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel or agents and to pay its reasonable fees, expenses and compensation out of the Trust Fund, if not paid by the Company.

(f) To register any investment held by it in its own name or in the name of any custodian or of its nominee, with or without the addition of words indicating that such securities are held in a fiduciary capacity, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund.

(g) To hold or to appoint an agent or custodian to hold any property hereunder in bearer form or in its own name or the name of its nominee and to deposit or arrange for the deposit of any such securities or other property in a securities depository or clearing agency.

(h) To make, execute, acknowledge and deliver, as Trustee, any and all documents of transfer and conveyance and any and all other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.

(i) At the direction of the Company, to transfer assets of the Trust Fund to a successor trustee as provided in Section 11.4.

Each and all of the foregoing powers may be exercised without a court order or approval.

SECTION 6. PAYMENTS TO TRUST BENEFICIARY.

6.1 The Company shall provide the Trustee with payment instructions that indicate the amounts payable to each Trust Beneficiary, the form in which such amounts are to be paid (as provided for under the Plan) and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments out of the Trust Fund to Trust Beneficiaries in accordance with such payment instructions. Pursuant to instructions by the Company, the Trustee shall withhold federal and state income taxes from each payment made under this Trust Agreement at the rate(s) designated by the Company and shall report and pay such amounts to the appropriate federal and state taxing authorities. The Trustee shall rely completely on the Company’s instructions and shall have no duty to inquire into the accuracy of such instructions. The Trustee also shall rely completely on the Company’s determination, without any duty of inquiry, with respect to any failure of the Plan to comply with Section 409A of the Code. The Trustee shall have no tax reporting or withholding obligations with respect to contributions made to the Trust or any taxable income or excise tax resulting from any failure to comply with Section 409A of the Code.

6.2 If any check for a benefit directed to be made from the Trust has been mailed by the Trustee, by regular United States mail, to the last known address of the Trust Beneficiary and is returned unclaimed, or if a benefit payment check is not cashed by the Trust Beneficiary, the Trustee shall notify the Company and the Company shall be responsible for locating such Trust Beneficiary and for instructing the Trustee on the action to take with respect to the payment of such Trust Beneficiary’s benefits.

6.3 The entitlement of a Trust Beneficiary to benefits under the Plan shall be determined by the Company or its designee (which may not be the Trustee) and any claim for benefits shall be considered and reviewed under the claims procedures set forth in the Plan. The Trustee shall follow the instructions of the Company and shall have no duty or right to inquire into the Company’s decision with respect to the payment of benefits and shall be fully indemnified therefor by the Company.

6.4 Each Participating Company may make payment of benefits directly to each such Participating Company’s Trust Beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of a Participating Company’s decision to make payment of benefits directly prior to the time amounts are payable to Trust Beneficiaries. In addition, if the Trust Fund is not sufficient to make payments of benefits in accordance with the terms of the Plan, the respective Participating Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company if the Trust Fund is not sufficient to make the requested benefit payments.

6.5 Each Participating Company shall remain primarily liable to pay the benefits under the Plan with respect to which it is contractually obligated to pay. However, each Participating Company’s liability under the Plan shall be reduced or offset to the extent benefit payments for which it is contractually obligated to pay are made from the Trust Fund.

SECTION 7. FUNDING OF THE TRUST.

7.1 Funding of the Trust Fund by the Participating Companies is not mandatory.

7.2 Each Participating Company may at any time or from time to time make additional deposits of money or other property acceptable to the Trustee to the Trust Fund to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Trust Beneficiary shall have any right to compel such additional deposits.

SECTION 8. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO

TRUST BENEFICIARIES WHEN A PARTICIPATING COMPANY IS INSOLVENT.

8.1 Upon receipt of notification issued in accordance with Section 8.2(a) hereof, the Trustee shall cease payment of benefits to all Trust Beneficiaries if any Participating Company is Insolvent. A Participating Company shall be considered “Insolvent” for purposes of this Trust Agreement if: (i) the Board of Directors or the Chief Executive Officer of the Company provides written certification to the Trustee that the Participating Company is unable to pay its debts as they become due, or (ii) the Participating Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

8.2 At all times during the continuance of this Trust, as provided in Section 1.4 hereof, the entire principal and income of the Trust Fund shall be subject to the claims of general creditors of a Participating Company in the event of the Participating Company’s Insolvency as set forth below:

(a) The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing if a Participating Company becomes Insolvent. If a person claiming to be a creditor of a Participating Company alleges in writing to the Trustee that the Participating Company has become Insolvent, the Trustee shall determine solely through written certification of the Company whether the Participating Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to all Trust Beneficiaries.

(b) Unless the Trustee has received written notice from the Company or a person claiming to be a creditor of a Participating Company alleging that the Participating Company is Insolvent, the Trustee shall have no duty to inquire whether a Participating Company is Insolvent. The Trustee may in all events rely on such certification concerning a Participating Company’s solvency as may be furnished to the Trustee by the Company in accordance with Section 8.2(a) hereof.

(c) If at any time the Trustee has received written notice of Insolvency from the Board of Directors or the Chief Executive Officer of the Company, the Trustee shall discontinue payments of benefits under the Plan to all Trust Beneficiaries and shall hold all the assets in the Trust Fund for the benefit of general creditors of the Participating Company for which the Trustee has received such written notice of Insolvency; provided that, any assets held within the Trust Fund shall not be subject to the claims of any other person’s general creditors, including without limitation, any other affiliates of the Company that may participate in the Plan, but do not hold assets through this Trust. The Trustee shall deliver the assets in the Trust Fund to satisfy the claims of the Participating Company’s general creditors as directed by final order of a court of competent jurisdiction. Nothing in this Trust Agreement shall in any way diminish any rights of Trust Beneficiaries to pursue their rights as general creditors of the Participating Company with respect to benefits due under the Plan or otherwise.

(d) The Trustee shall resume the payment of benefits to the affected Trust Beneficiaries in accordance with this Trust Agreement only after the Board of Directors or Chief

Executive Officer of the Company has notified the Trustee in writing that the Participating Company is not Insolvent (or is no longer Insolvent).

8.3 If the Trustee discontinues the payment of benefits from the Trust Fund pursuant to Section 8.2 hereof and subsequently resumes such payments, the first payment to each affected Trust Beneficiary following such discontinuance shall, provided that there are sufficient assets in the Trust Fund, include the aggregate amount of all payments which would have been made to such Trust Beneficiary in accordance with the relevant provisions of the Plan during the period of such discontinuance, less the aggregate amount of any payments made to such Trust Beneficiary by the Participating Companies during any such period of discontinuance.

SECTION 9. TAXES, EXPENSES AND TRUSTEE FEES.

9.1 The Participating Companies shall from time to time pay taxes of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. Subject to the provisions of Section 6.1 hereof, to the extent that any taxes levied or assessed upon the Trust Fund are not paid by the Participating Companies, the Trustee shall pay such taxes out of the Trust Fund. The Trustee shall, if requested by the Company, contest the validity of taxes in any manner deemed appropriate by the Company or its counsel, but only at the Company’s expense, and only if it has received an indemnity bond or other security satisfactory to it to pay any such expenses. In the alternative, the Company may itself contest the validity of any such taxes. The Trustee will withhold federal and state income taxes from any payments made to a Trust Beneficiary in accordance with Section 6.1 of this Agreement.

9.2 The Company shall pay the Trustee a fee of $2,000.00 annually as compensation for its services hereunder. The Trustee fee may be changed by the Trustee upon 90 days prior written notice to the Company. The Company also shall pay the administrative expenses and other expenses incurred by the Trustee in the performance of its duties under this Trust Agreement, including but not limited to brokerage commissions, fees of counsel engaged by the Trustee pursuant to Section 5.1(e) hereof and fees for preparation of annual trust tax returns. Such fees and expenses shall be charged against and paid from the Trust Fund, to the extent the Company does not pay such fees and expenses.

SECTION 10. ADMINISTRATION AND RECORDS.

10.1 The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions under the Trust and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. All such accounts, books and records shall be preserved (in original form, or on microfilm, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may only destroy such accounts, books and records after first notifying the Company in writing of its intention to do so and transferring to the Company any of such accounts, books and records requested.

10.2 Within ninety (90) days after the close of each Plan Year (as such term is defined in the Plan), and within ninety (90) days after the removal or resignation of the Trustee or the termination of the Trust, the Trustee shall file with the Company a written account setting forth all investments, receipts, disbursements and other transactions effected by it during the preceding Plan Year, or during the period from the close of the preceding Plan Year to the date of such removal, resignation or termination, including a description of all investments and securities purchased and sold with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held at the end of such Plan Year or other period. Upon the expiration of ninety (90) days from the date of filing such annual or other account, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account except with respect to any such acts or transactions as to which the Company shall within such ninety (90) day period file with the Trustee written objections.

10.3 The Trustee shall upon the Company’s reasonable request permit an independent public accountant selected by the Company to have access during ordinary business hours to such records as may be necessary to audit the Trustee’s accounts for the Trust.

10.4 As of each valuation date set forth in the Plan and at such other times as is necessary or as the Trustee and the Company agree, the fair market value of the assets held in the Trust Fund shall be determined. The valuation shall be based, without independent investigation, upon valuations provided by investment managers, trustees of common trust funds, sponsors of mutual funds and records of securities exchanges. Notwithstanding the foregoing, the Trustee shall not be responsible for providing the value of any bank investment contracts, structured or synthetic investment contracts or insurance contracts, or for any asset which is not liquid or not publicly traded, the value of which shall be provided by the Company. The Trustee may obtain the opinions of qualified appraisers, as necessary in the discretion of the Trustee, to determine the fair market value of any security or other obligation issued by the Company or any of its affiliates, the fees of which appraiser shall, unless paid by the Company, be paid from the Trust Fund.

10.5 Nothing contained in this Trust Agreement shall be construed as depriving the Trustee or Company of the right to have a judicial settlement of the Trustee’s accounts.

10.6 In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor trustee all records which shall be required by the successor trustee to enable it to carry out the provisions of this Trust Agreement.

10.7 The Trustee shall prepare and file such tax reports and other returns as the Company and the Trustee may from time to time agree to in writing.

SECTION 11. REMOVAL OR RESIGNATION OF THE TRUSTEE

AND DESIGNATION OF SUCCESSOR TRUSTEE.

11.1 At any time the Company may remove the Trustee with or without cause, upon at least sixty (60) days advance written notice to the Trustee.

11.2 The Trustee may resign at any time upon at least sixty (60) days advance written notice to the Company.

11.3 In the event of such removal or resignation, the Trustee shall duly file with the Company a written account as provided in Section 10.2 of this Trust Agreement for the period since the last previous annual accounting, listing the investments of the Trust and any uninvested cash balance thereof, and setting forth all receipts, disbursements, distributions and other transactions respecting the Trust not included in any previous account, and if written objections to such account are not filed as provided in Section 10.2, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account.

11.4 Prior to the effective date of the removal or resignation of the Trustee, the Company shall designate a successor trustee qualified to act hereunder. In the event that the Company fails to designate a successor trustee as of the effective date of the Trustee’s resignation or removal, the Trustee shall have the right to apply to a court of competent jurisdiction for the appointment of a successor. All of the Trustee’s expenses in such court proceeding, including attorneys’ fees, shall, if not paid by the Company, be allowed as administrative expenses of the Trust. Each such successor trustee, during such period as it shall act as such, shall have the powers and duties herein conferred upon the Trustee, and the word “Trustee” wherever used herein, except where the context otherwise requires, shall be deemed to include any successor trustee. Upon designation of a successor trustee and delivery to the resigned or removed Trustee of written acceptance by the successor trustee of such designation, such resigned or removed Trustee shall promptly assign, transfer, deliver and pay over to such Trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund.

SECTION 12. ENFORCEMENT OF TRUST AGREEMENT AND LEGAL PROCEEDINGS.

The Company shall have the right to enforce any provision of this Trust Agreement. In any action or proceedings affecting the Trust, the only necessary parties shall be the Company and the Trustee and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceedings shall, to the maximum extent permitted by applicable law, be binding and conclusive on all persons having or claiming to have any interest in the Trust.

SECTION 13. TERMINATION AND SUSPENSION.

The Trust shall terminate when all payments, which have or may become payable to Trust Beneficiaries pursuant to the terms of the Plan, have been made or the Trust Fund has been exhausted. The Company also may terminate the Trust prior to the time that all benefit payments have been made pursuant to the Plan, upon written approval of all Trust Beneficiaries entitled to payment of benefits under this Trust. The Trustee shall have no duty to determine whether all benefit payments have been made to Trust Beneficiaries and may rely on the Company’s notification regarding such payment. Upon termination of the Trust, all remaining assets shall then be paid by the Trustee to the Participating Companies.

SECTION 14. AMENDMENTS.

14.1 The Company and the Trustee may from time to time by written instrument, amend any or all of the provisions of this Trust Agreement. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 3 hereof.

14.2 The Company shall furnish the Trustee with a copy of all amendments to the Plan.

SECTION 15. NONALIENATION.

Except insofar as applicable law may otherwise require and subject to Sections 1, 3 and 8 of this Trust Agreement: (i) no amount payable to or in respect of any Trust Beneficiary at any time under the Trust shall be subject to any manner of alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any Trust Beneficiary.

SECTION 16. COMMUNICATIONS.

16.1 Communications to the Company shall be addressed to the Company at One Alpha Place, Abingdon, VA 24212; provided, however, that upon the Company’s written request, such communications shall be sent to such other address as the Company may specify.

16.2 Communications to the Trustee shall be addressed to T. Rowe Price Trust Company at 100 East Pratt Street, Baltimore, Maryland 21202; Attention Legal Department; provided, however, that upon the Trustee’s written request, such communications shall be sent to such other address as the Trustee may specify.

16.3 No communication shall be binding on the Trustee until it is received by the Trustee, and no communication shall be binding on the Company until it is received by the Company.

16.4 Any action of the Company pursuant to this Trust Agreement, including all orders, requests, directions, instructions, approvals and objections of the Company to the Trustee, shall be in writing or by such electronic transmission as agreed upon by the Company and the Trustee, signed on behalf of the Company by any duly authorized officer of the Company. Any communication by a Trust Beneficiary with the Trustee must be in writing in order to have effect. The Trustee may rely on, and will be fully protected with respect to, any such action taken or omitted in reliance on any information, order, request, direction, instruction, approval, objection, or list delivered to the Trustee by the Company.

SECTION 17. INDEMNIFICATION.

The Company shall indemnify and hold harmless the Trustee (including its affiliates, representatives, agents and employees) from and against any liability, cost or other expense, including, but not limited to, the payment of attorneys’ fees that the Trustee incurs in prosecuting or defending against any claim or litigation in connection with the Trust or that the Trustee otherwise incurs in connection with this Trust Agreement or the Plan, unless such liability, cost or other expense arises from the Trustee’s own willful misconduct or gross negligence.

SECTION 18. MISCELLANEOUS PROVISIONS.

18.1 Successors and Assigns. This Trust Agreement shall be binding upon and inure to the benefit of the Company, the Participating Companies and the Trustee and their respective successors and assigns.

18.2 No Assumption/Limitation of Duties. The Trustee assumes no obligation or responsibility with respect to any action required by this Trust Agreement on the part of the Company. The duties of the Trustee with respect to the Plan and this Trust are limited to those as specifically set forth under the terms of this Trust Agreement. Without limiting the generality of the preceding sentence, the Trustee is not a party to the Plan, has no obligation to know or interpret any provision of the Plan, assumes no responsibility for plan design, and assumes no responsibility for any particular tax effect for any person with respect to or arising out of the Plan or this Trust.

18.3 Headings. Titles to the Sections as well as all headings and subheadings of this Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Trust Agreement.

18.4 Conflict with Plan. In the event of any conflict between the provisions of the Plan document and this Trust Agreement, the provisions of this Trust Agreement shall prevail.

18.5 Construction. Whenever used in this Trust Agreement, unless the context indicates otherwise, the singular shall include the plural, the plural shall include the singular, and the male gender shall include the female gender.

18.6 Severability. If any provision of this Trust Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this Agreement shall be construed and enforced as if such provision had not been included.

18.7 Law to Govern. This Trust Agreement and the Trust established hereunder shall be governed by and construed, enforced and administered in accordance with the laws of the State of Maryland and the Trustee shall be liable to account only in the courts of the State of Maryland.

18.8 Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original and all of which together shall constitute one and the same instrument.

18.9 Trustee as Successor Trustee. If the Trustee is acting as a successor trustee with respect to the Trust, the Company shall indemnify the Trustee against all liabilities with respect to the Trust arising prior to the appointment of the Trustee and its acceptance thereof.

18.10 Patriot Act Compliance. Pursuant to federal law, the Trustee is required to obtain certain information relating to the Trust and/or the Company and to verify and maintain the information. Also under federal law, the Trustee is required to provide the following notice: Before the Trust can be funded, the Trustee must have or be provided with: (a) the taxpayer identification number of the Trust and/or the Company (or have a copy of a submitted taxpayer identification number application for the Trust); (b) a signed copy of the Trust Agreement; and (c) the Company’s street address (a place to contact the Company for matters regarding the Trust). If the Trustee is not provided or able to verify any such information, the Trust may be frozen or closed.

18.11 Effective Date. This Trust Agreement shall be effective January 1, 2011.

18.12 Signature Authority and Conformity with the Plan. The person executing this Trust Agreement on behalf of the Company certifies that he or she is duly authorized by the Company consistent with the terms of the Plan to do so. The Company represents that copies of all Plan documents as in effect on the date of this Trust Agreement have been delivered to the Trustee.

18.13 Code Section 409A. Notwithstanding any provisions of this Trust Agreement or the Plan to the contrary: (i) to the extent applicable, this Trust Agreement and the Plan are intended to comply with Section 409A of the Code and any rules or regulations issued thereunder or an exception thereto, and shall be interpreted and construed accordingly; (ii) the assets of the Trust shall not be restricted in a manner that would result in a transfer of property as provided under Section 409A(b)(2) of the Code (relating to the employer’s financial health) or Section 409A(b)(3) of the Code (relating to the funding status of the employer’s defined benefit plans); and (iii) no contribution to this Trust may be made during any “restricted period” within the meaning of Section 409A(b)(3) of the Code; provided, however, to the extent a contribution is made during any such “restricted period,” the Trustee shall immediately return such contribution to the Company upon written notice thereof from the Company and shall take any such other action reasonably requested by the Company as may be necessary or advisable to avoid a violation of Section 409A(b)(3) of the Code. The Company shall have the duty to notify the Trustee in writing of the commencement of a “restricted period.” The Trustee shall have no duty to inquire as to the existence of a “change in the employer’s financial health” and/or of a “restricted period” and may conclusively presume that no “change in the employer’s financial health” or “restricted period” exists in the absence of written notice from the Company.

IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto.

Attest/Witness:	ALPHA NATURAL RESOURCES, INC.

By:

Name:

Title:

Date:

Attest/Witness:	T. ROWE PRICE TRUST COMPANY

By:
Vice President

Name:

Date:

APPENDIX A

TO THE

ALPHA SERVICE COMPANIES RABBI TRUST AGREEMENT

LIST OF PARTICIPATING COMPANIES

(as of May 1, 2011)

List of Participating Companies

As of January 1, 2011, the following affiliated subsidiaries of Alpha Natural Resources, Inc. had adopted the Alpha Service Companies Rabbi Trust Agreement for the benefit of their respective eligible employees:

Alpha Coal Sales Co., LLC

Alpha Natural Resources Services, LLC

Maxxim Shared Services, LLC

As of May 1, 2011, the following affiliated subsidiaries of Alpha Natural Resources, Inc. have adopted the Alpha Service Companies Rabbi Trust Agreement for the benefit of their respective eligible employees:

Alpha Australia, LLC

Alpha Australia Services, LLC

Alpha India, LLC